Exhibit 10.3

AMENDED AND RESTATED

SPONSOR SUPPORT AGREEMENT

This AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of November 20, 2020, is made and entered into by and among Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Legacy Acquisition Corp., a Delaware corporation (“Legacy”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholder Representative (“Stockholder Representative”), pursuant to the terms of the Business Combination Agreement, dated as of September 18, 2020, among Legacy, Excel Merger Sub I, Inc., Excel Merger Sub II, LLC, the Company, the Stockholder Representative, and each of the stockholders of the Company (the “Business Combination Agreement”). This Agreement amends and restates the Sponsor Support, dated as of September 18, 2020, among the parties hereto. Sponsor, Legacy and Stockholder Representative shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement; and

WHEREAS, it is contemplated that pursuant to the terms and conditions of this Agreement, the Sponsor shall agree to forfeit certain Sponsor Shares and Sponsor Warrants in Legacy.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Sponsor represents and warrants to Legacy and Stockholder Representative that the following statements are true and correct:

(a) The Sponsor has the requisite limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms.

(b) The Sponsor is the record owner of all of the 7,500,000 outstanding shares of Legacy’s Class F Common Stock (the “Sponsor Shares”) and 17,500,000 warrants to purchase 8,750,000 shares of Legacy’s Class A Common Stock at a price of $11.50 per share (the “Sponsor Warrants”) as of the date hereof, which constitutes all of the equity securities in Legacy held by Sponsor as of the date hereof. Immediately prior to the Closing, all of the Forfeited Shares (as defined herein) will be owned of record by the Sponsor, and all of the Equity Reduction Warrants (as defined herein) will be owned of record by the Sponsor, and all other Sponsor Shares and Sponsor Warrants will be owned of record by Sponsor or its direct or indirect equityholders, which Forfeited Shares and Equity Reduction Warrants, and such other Sponsor Shares and Sponsor Warrants owned of record by the Sponsor and any other equity securities of Legacy acquired by the Sponsor in accordance with Section 4(c) hereof will constitute all of the equity securities in Legacy held by Sponsor as of immediately prior to the Closing. The Sponsor has, or will have as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date, as applicable, valid, good and marketable title to the Forfeited Shares and Equity Reduction Warrants free and clear of all Encumbrances (other than Encumbrances pursuant to this Agreement and transfer restrictions under Applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Sponsor is not party to any option, warrant, purchase right, or other contract or commitment that could require the Sponsor to sell, transfer, or otherwise dispose of the Forfeited Shares or Equity Reduction Warrants. Except as provided in this Agreement, or the Business Combination Agreement, the Sponsor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Sponsor Shares or the Sponsor Warrants. Neither the Sponsor, nor any transferees of any equity securities of Legacy initially held by the Sponsor, has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of Legacy (including the Sponsor Shares and the Sponsor Warrants) (whether in connection with the transactions contemplated by the Business Combination Agreement or otherwise).

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the certificate of formation or limited liability company agreement of the Sponsor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Applicable Law or Order applicable to the Sponsor or its Subsidiaries, or any of their respective properties or assets (including the Sponsor Shares and the Sponsor Warrants), as applicable, or (iv) result in the creation of any Encumbrance (other than Encumbrances pursuant to this Agreement to which it is subject or bound and transfer restrictions under Applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Sponsor Shares and the Sponsor Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to impair, delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or to otherwise perform its obligations hereunder.

2. Sponsor Forfeited Shares.

(a) The Sponsor hereby agrees that, immediately prior to the Closing, the Sponsor shall automatically be deemed to irrevocably assign and transfer to Legacy, as partial consideration for the Sponsor Deferred Shares (as defined below), 3,069,474 shares of Class F Common Stock of Legacy (such shares, the “Forfeited Shares”) and that from and after such time, such Forfeited Shares shall be cancelled and no longer outstanding.

(b) The Sponsor shall retain the rights to an aggregate of 4,430,5261 shares of Class F Common Stock. The Sponsor hereby (a) agrees and acknowledges that any other rights that it might have to the Forfeited Shares are hereby terminated and shall be of no force or effect and (b) authorizes Legacy to take such actions as shall be necessary to evidence such surrender and forfeiture of the Forfeited Shares as of immediately prior to the consummation of the transactions contemplated in the Business Combination Agreement.

(c) Sponsor hereby assumes the obligation to pay the Buyer Transaction Expenses set forth on Exhibit A attached hereto and hereby agrees to indemnify and hold harmless Legacy in all respects relating to the Buyer Transaction Expenses set forth on Exhibit A. The Parties hereto shall use commercially reasonable efforts and take all lawful action as may be necessary or appropriate to cause the intent of this Section 2(c) to be carried out.

(d) To the extent that the volume weighted average per share price for the shares of Class A Common Stock of Legacy on the New York Stock Exchange (or, if the Class A Common Stock of Legacy is not then listed on the New York Stock Exchange, then on such other stock exchange or market on which such shares are then listed) from 9:30 a.m. to 4:00 p.m. Eastern Time for any thirty (30) day trading period, as reported by Bloomberg Financial Markets, during the 730 calendar days after the Closing exceeds $15.00, Legacy shall issue to the Sponsor 1,502,129 shares of Class A Common Stock of Legacy (the “Sponsor Deferred Shares”).

3. Sponsor Equity Reduction Warrants. The Sponsor hereby agrees that, immediately prior to the Closing, the Sponsor shall automatically be deemed to irrevocably assign and transfer to Legacy, as partial consideration for the Sponsor Deferred Shares, 14,587,770 warrants to purchase shares of Class A Common Stock of Legacy held by the Sponsor (such warrants, the “Equity Reduction Warrants”), which excludes 2,912,230 warrants that are currently allocated to and beneficially owned by certain institutional investors of the Sponsor (the “Allocated Warrants”) and that from and after such time, such Equity Reduction Warrants shall be cancelled and no longer outstanding.

4. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things, in each case, necessary, proper or advisable to consummate and make effective the transactions contemplated by Sections 2 and 3 of this Agreement.

[1]	This number consists of (a) 1,250,000 shares as a floor, (b) 545,742 shares related to the cash in the company at closing, (c) 1,534,784 shares related to the Buyer Expenses, and (d) 1,100,000 shares related to the contribution of the direction notice.

(b) From the date hereof until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of the Company, other than the transfer to any of Sponsor’s direct or indirect equityholders of any Sponsor Shares or Sponsor Warrants that are not Forfeited Shares, or Equity Reduction Warrants, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any equity securities of Legacy or any securities convertible into, or exercisable, or exchangeable for, equity securities of Legacy owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of Legacy or any securities convertible into, or exercisable, or exchangeable for, equity securities of Legacy owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

(c) Prior to the Closing, the Sponsor may not acquire any equity securities in Legacy without the prior written consent of the Company.

(d) 1,100,000 shares of Class F Common Stock retained by the Sponsor pursuant to Section 2(b) hereto were retained by Sponsor in consideration of Sponsor’s contribution to Legacy of that certain direction notice provided by OEC to Sponsor, which direction notice will be paid to Onyx Enterprises Canada Inc. (“OEC”), as the sole holder of the Company Preferred Stock, who is entitled to receive the Preferred Payment of $20,000,000 payable in cash. The direction notice, at the direction of OEC, will be deemed to satisfy in full the payment of $11,000,000 of the Preferred Payment.

(e) 1,534,784 shares of Class F Common Stock retained by the Sponsor pursuant to Section 2(b) hereto that relate to the Sponsor’s assumption of the Buyer Transaction Expenses referend in Section 2(c) and 1,100,000 shares of Class F Common Stock retained by the Sponsor pursuant to Section 4(d) hereto that relate to the direction notice of OEC will not be subject to any lock-up arrangement and will be carved out of any lock-up agreement that the Sponsor is subject to. The Company will use commercially reasonable efforts to have the 2,634,784 shares of Class F Common Stock registered pursuant to a registration statement that becomes effective within 90 days from the effective date of the transactions contemplated under the Business Combination Agreement.

5. Termination. This Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the Parties and delivered, in person or by facsimile or electronic image scan, receipt acknowledged, to the other Party.

7. Assignment; Binding Effect. Neither this Agreement nor any right or obligation hereunder will be assigned, delegated or otherwise transferred (by operation of law or otherwise) by either Party without the prior written consent of the other Party, except as otherwise provided in this Agreement. This Agreement will be binding on and inure to the benefit of the respective permitted successors and assigns of the Parties. Any purported assignment, delegation or other transfer not permitted by this Section is void.

8. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

9. Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law to the extent such principles would require or permit the application of laws of another jurisdiction.

10. Severability; Blue-Pencil. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term is automatically will be amended that it is valid, legal and enforceable to the maximum extent permitted by Applicable Law, but as close to the Parties’ original intent as possible.

11. Notices. All notices, requests, permissions, waivers, consents, and other communications hereunder must be in writing and will be deemed to have been given only (a) three Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile transmission (provided that (i) the sender receives confirmation that the delivery was successful, (ii) such notice or communication is promptly thereafter delivered in accordance with clause (a), (c), or (d), and (iii) if such notice is received after 5:00 p.m. local time at the location of the recipient or is sent on a day other than a Business Day, such notice will be deemed given as of 9:00 a.m. local time at the location of the recipient on the next succeeding Business Day), (c) when delivered, if delivered personally to the intended recipient, or (d) one Business Day following sending by overnight delivery via a national courier service (receipt requested) and, in each case, addressed to a Party at the following address for such Party or to such other address, facsimile or email as is furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 11:

If to Legacy prior to the Closing:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Sponsor:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to Stockholder Representative:

Address: 950 17th Street, Suite 1400, Denver, CO 80202

Attention: Managing Director

Telephone: (303) 648-4085

Email: deals@srsacquiom.com

12. Entire Agreement. This Agreement, the Business Combination Agreement, and the Ancillary Documents constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION, CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

SPONSOR:

LEGACY ACQUISITION SPONSOR I LLC

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

STOCKHOLDER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:	/s/ Kimberley Angilly
Name:	Kimberley Angilly
Title:	Director

EXHIBIT A

BUYER TRANSACTION EXPENSES

●	Wells Fargo Securities	$6,000,000

●	DLA Piper, LLP	$3,300,000

●	Blue Valor Limited	$5,655,000

●	Graydon	$267,837.50

●	ICR	$125,000